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                                                                       Exhibit C

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with regard to the common stock (and associated rights to purchase preferred stock) of Shorewood Packaging Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date set forth below.


Date: February 25, 2000


                                           INTERNATIONAL PAPER-37, INC.


                                           By: /s/ JAMES W. GUEDRY
                                               ---------------------------------
                                           Name:  James W. Guedry
                                           Title: President


                                           INTERNATIONAL PAPER COMPANY


                                           By: /s/ JAMES W. GUEDRY
                                               ---------------------------------
                                           Name:  James W. Guedry
                                           Title: Vice President and Secretary